FORM 8-K


                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                            CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934



                            June 26, 1996
                            Date of Report
                   (Date of earliest event reported)



                    BIOJECT MEDICAL TECHNOLOGIES INC.
         (Exact name of registrant as specified in its charter)



            Oregon                                    0-15360
  (State or other jurisdiction                 (Commission File No.)
of incorporation or organization)

                                 93-1099680
                         (I.R.S. Employer I.D. No.)

                          7620 S.W. Bridgeport Road
                              Portland, Oregon
                  (Address of principal executive offices)

                                   97224
                                 (Zip Code)

                              (503) 639-7221
            (Registrant's telephone number including area code)


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ITEM 5.  OTHER EVENTS

The Company has been developing a self-injection system for Schering AG, German, under a multi-year contract signed in March 1994. On June 26, 1996, the Company and Schering entered into a Supply Agreement which specifies the terms under which the Company will manufacture and sell the self-injection systems to Schering. Subject to Schering's satisfaction with certain product test results and receipt of regulatory approval in the United States and certain foreign countries, Bioject will manufacture the self-injection systems exclusively for Schering AG which will distribute the systems on a worldwide basis to multiple sclerosis patients using Betaseron. The agreement extends for an initial term of eight years and provides for minimum amounts which must be produced by Bioject and which must be purchased by Schering AG in order for both parties to maintain their rights under the agreement. The Company has commenced preparation to manufacture the self-injection systems, and initial shipments under the agreement are scheduled to commence in the first quarter of fiscal 1998.

ITEM 7.  EXHIBITS

10.32	   Supply Agreement between Schering Aktiengesellschaft and Bioject
Inc. dated June 26, 1996. Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to an Application for Confidential Treatment filed with the Commission under Rule 24b-2(b) under the Securities Exchange Act of 1934, as amended.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED this 1st day of July, 1996.



BIOJECT MEDICAL TECHNOLOGIES INC.


By   /s/ Peggy J. Miller
     _____________________________
     Peggy J. Miller
     Vice President,
     Chief Financial Officer
     and Secretary